                                                                   EXHIBIT 10.11

                               CENTEX CORPORATION
                           COMPREHENSIVE MEDICAL PLAN

               (As Amended and Restated Effective January 1, 2005)

                       (A Component Benefit Program of the
                 Centex Corporation Group Welfare Benefits Plan)



                [Section 3.2 and related provisions of this Plan

            provide benefits to persons who may be (or may have been)

             executive officers or directors of Centex Corporation]

                               CENTEX CORPORATION
                           COMPREHENSIVE MEDICAL PLAN
                                    I N D E X

                                                                                     Page
                                                                                     ----
ARTICLE I INTRODUCTION..........................................................       2
         1.1      Purpose of Plan...............................................       2
         1.2      Status of the Plan............................................       2
         1.3      Scope of the Plan and Relationship to the Policy..............       2
         1.4      Applicable Laws...............................................       2

ARTICLE II DEFINITIONS..........................................................       3
         2.1      Definitions...................................................       3
         2.2      Number and Gender.............................................       5
         2.3      Headings......................................................       5
         2.4      Inconsistent Provisions.......................................       5
         2.5      Effect Upon Other Plans.......................................       5

ARTICLE III ELIGIBILITY.........................................................       6
         3.1      Employee and Dependent Participation..........................       6
         3.2      Retired Long-Term Employees, or "RLTE's"......................       6

ARTICLE IV CONTINUANCE OF COVERAGE..............................................       9
         4.1      COBRA.........................................................       9
         4.2      FMLA Leaves...................................................       9
         4.3      USERRA Leaves.................................................       9
         4.4      Qualified Medical Child Support Orders........................       9

ARTICLE V BENEFITS..............................................................      10
         5.1      Amount of Benefits............................................      10
         5.2      Coordination of Benefits......................................      10
         5.3      Right to Receive and Release Necessary Information............      11
         5.4      Underpayments.................................................      11
         5.5      Right of Recovery.............................................      11
         5.6      Benefits Payable..............................................      11
         5.7      Payments After Death of Participant...........................      12

ARTICLE VI SUBROGATION..........................................................      13

ARTICLE VII FUNDING.............................................................      14
         7.1      Source of Funding.............................................      14
         7.2      Participant Contributions.....................................      14
         7.3      Benefits from Trust and/or General Assets.....................      14

ARTICLE VIII ADMINISTRATION.....................................................      15
         8.1      Plan Administration...........................................      15
         8.2      Adoption, Amendment and Termination...........................      15

         8.3      Effect of Amendment or Termination............................      15
         8.4      Effect of Oral Statements.....................................      15

ARTICLE IX ACCESS TO PROTECTED HEALTH INFORMATION...............................      16

ARTICLE X MISCELLANEOUS PROVISIONS..............................................      17
         10.1     Miscellaneous Provisions......................................      17
         10.2     Other Salary-Related Plans....................................      17
         10.3     Medical Responsibilities......................................      17
         10.4     Abuse of Coverage.............................................      17

                               CENTEX CORPORATION
                           COMPREHENSIVE MEDICAL PLAN

               (As Amended and Restated Effective January 1, 2005)

                                    RECITALS

            Effective January 1, 2005, the Plan Administrator, acting on behalf of the Company, has authorized the amendment and restatement of the Centex Corporation Comprehensive Medical Plan ("the Plan").

            NOW, THEREFORE, the Plan Administrator, acting with the authority granted to it by the Company, hereby amends and restates in its entirety and continues the prior plan in the form of the Centex Corporation Comprehensive Medical Plan, a component Benefit Program of the Centex Corporation Group Welfare Benefits Plan, to read as follows, from and after January 1, 2005:

                                   ARTICLE I
                                  INTRODUCTION

      1.1 PURPOSE OF PLAN: The purpose of the Plan is to provide for the payment or reimbursement of all or a portion of covered medical expenses incurred by Participants, such expenses to include eligible medical, dental, prescription drug charges and vision discounts incurred by Participants while covered under the Plan. This Plan and its accompanying exhibits and summary plan description(s), along with the Centex Corporation Group Welfare Benefits Plan document, will be the sole documents used in determining Plan benefits for which Participants may be eligible, and these documents may be amended or terminated at any time by the Plan Administrator in accordance with the procedures listed herein. Any amendment or termination so made shall be binding on each Participant and on any other entity(ies) referred to in this Plan.

      1.2 STATUS OF THE PLAN: The Plan is a "Benefit Program" and "Group Health Plan", as defined under the Centex Corporation Group Welfare Benefits Plan, as amended from time to time. Accordingly, administration of the Plan is also subject to the provisions of the Centex Corporation Group Welfare Benefits Plan. Furthermore, this Plan is intended to qualify as a "medical care plan" under Sections 105 and 106 of the Internal Revenue Code of 1986, as amended (the "Code"), and is to be interpreted in a manner consistent with the requirements of such Sections 105 and 106 of the Code.

      1.3 SCOPE OF THE PLAN AND RELATIONSHIP TO THE POLICY: The Plan is allowed to be funded by the general assets of the Company, the Policy, employee contributions or any combination thereof. If the Plan benefits are provided through the Policy, details regarding eligibility, coverage, benefits and claims under the Plan, as well as other items, are contained in the Policy. This Plan Document, which includes the Policy, will be the sole document used in determining the benefits provided hereunder for such persons.

      1.4 APPLICABLE LAWS: The Company intends this Plan to comply with all applicable laws and their regulations, as amended, including, but not limited to, the Employee Retirement Income Security Act of 1974 ("ERISA"), the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), the Family and Medical Leave Act of 1993 ("FMLA"), the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Mental Health Parity Act ("MHPA"), the Newborns' and Mothers' Health Protection Act of 1996 ("NMHPA") and the Women's Health and Cancer Rights Act of 1998 ("WHCRA"). To the extent that any provision in this Plan must be interpreted or construed, the Plan Administrator shall have the sole authority to exercise such discretion in both a non-arbitrary and non-capricious manner, and the Plan shall be interpreted or construed in such a manner as is necessary for the Plan to be in compliance with all applicable laws.

                                   ARTICLE II
                                   DEFINITIONS

      2.1 DEFINITIONS: Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

            (a) ADMINISTRATIVE SERVICES PROVIDER: Any individual or entity operating under an agreement to provide administrative services with respect to the Benefits offered under the Plan.

            (b) AFFILIATE: Any corporation which, together with the Company, is a member of a controlled group of corporations under Code Section 414(b), is a member of an affiliated service group under Code Section 414(m), or is under common control pursuant to Code Section 414(c). The term also refers to any organization in which the Company has a direct or indirect ownership interest.

            (c) BENEFICIARY: Any person entitled to receive benefit payments from the Plan.

            (d) BENEFITS: Amounts payable to Beneficiaries under the terms of this plan document and/or the Plan's summary plan description. Benefits provided in the Plan shall be consistent with the requirements of Sections 105 and 106 of the Code for accident and health plans.

            (e) COBRA: The Consolidated Omnibus Budget Reconciliation Act of 1985, and its regulations, as amended.

            (f) CODE: The Internal Revenue Code of 1986, and its regulations, as amended.

            (g) COMPANY: Centex Corporation, a Nevada corporation. References to the Company herein shall include, where applicable, any of its Affiliates who meets the definition of a Participating Employer, or any successor thereto.

            (h) COVERAGE OPTION: Any of the coverages listed in Appendix A.

            (i) DEPENDENT: An individual who meets the eligibility requirements for such as stated in the Plan's summary plan description.

            (j) EMPLOYEE: An individual who meets the eligibility requirements for such as stated in the Plan's summary plan description.

            (k) EMPLOYER: The Company and each Affiliate, individually.

            (l) ERISA: The Employee Retirement Income Security Act of 1974, and its regulations, as amended.

            (m) FMLA LEAVE: An approved leave of absence taken pursuant to, and contemplated by, the Family and Medical Leave Act of 1993 and its regulations, as amended from time to time ("FMLA").

            (n) HIPAA: The Health Insurance Portability and Accountability Act of 1996 and its regulations, as amended.

            (o) INSURER: Any entity which issues a Policy from which the Company funds, partially or totally, the Benefits provided by the Plan.

            (p) PARTICIPANT: Each Employee and RLTE participating in the Plan pursuant to the enrollment and eligibility rules listed in the Plan's summary plan description or herein, and, where reference is appropriate, each covered Dependent as well.

            (q) PARTICIPATING EMPLOYER: Individually, the Company and any Affiliate which the Company has approved to participate in the Plan.

            (r) PLAN: The Centex Corporation Comprehensive Medical Plan, as set forth herein and as may be hereafter amended from time to time.

            (s) PLAN ADMINISTRATOR: The person or entity designated by the Board of Directors, either directly or through a committee designated by the Board of Directors, to oversee the general administration of the Plan.

            (t) PLAN OPTION: The Coverage Option elected by (or assigned to) a Participant.

            (u) POLICY: A group insurance policy issued by an Insurer and purchased by the Company to either wholly or partially fund the Benefits provided by the Plan. This definition shall also include any health maintenance organization ("HMO") contract purchased by the Company from an Insurer.

            (v) QUALIFIED MEDICAL CHILD SUPPORT ORDER (QMCSO): A medical child support order which satisfies the requirements of ERISA Section 609(a)(2). A National Medical Support Notice promulgated pursuant to Section 401(b) of the Child Support Performance and Incentive Act of 1998 shall also be considered a QMCSO hereunder if such Notice does not require the Plan to provide any form of Coverage Option not otherwise provided under this Plan, except to the extent necessary to meet the requirements of a law relating to medical child support described in Section 1908 of the Social Security Act.

            (w) RETIRED LONG-TERM EMPLOYEES (OR "RLTES"): Any person meeting the eligibility requirements of Section 3.2 herein.

            (x) THIRD PARTY: Any liability or other insurance covering a person, whether or not the person is a Participant, the Participant's own uninsured/underinsured motorist insurance, or no-fault or school insurance coverages which are paid or payable, or any other party other than the Plan which would be liable to pay for covered injuries and illnesses.

            (y) USERRA LEAVE: An approved leave of absence taken pursuant to, and contemplated by, the Uniformed Services Employment and Reemployment Rights Act of 1994 and its regulations, as amended from time to time ("USERRA").

      2.2 NUMBER AND GENDER: Wherever appropriate, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

      2.3 HEADINGS: The headings of Articles and Sections herein are included solely for convenience. If there is any conflict between such headings and the text of the Plan, the text shall control. All references to Sections, Articles, Paragraphs, and Clauses are to this document unless otherwise indicated.

      2.4 INCONSISTENT PROVISIONS: In the event that any provision or implication in this plan document conflicts with, contradicts, or renders ambiguous a provision or implication in the Centex Corporation Group Welfare Benefit Plan plan document, such provision or implication in the Group Welfare Benefit Plan plan document shall control subject to the Plan Administrator's sole discretion.

      2.5 EFFECT UPON OTHER PLANS: Except to the extent provided herein, nothing in the Plan shall be construed to affect the provisions of any other plan maintained by the Company.

                                  ARTICLE III
                                  ELIGIBILITY

      3.1 EMPLOYEE AND DEPENDENT PARTICIPATION: Consistent with the requirements of ERISA, participation in the Plan may be limited only to eligible Employees, Directors, consultants (who were regular, full-time employee immediately prior to obtaining the status of a consultant), and their Dependents. The Plan Administrator may from time to time establish eligibility requirements for such Employees and Dependents, as the Plan Administrator may deem appropriate in its sole discretion, and such requirements shall be incorporated into the Plan's summary plan description. Participation shall terminate consistent with such requirements, or other termination of coverage caused either through termination or amendment of the Plan or as of the date a Participating Employer no longer participates in the Plan.

      3.2 RETIRED LONG-TERM EMPLOYEES, OR "RLTE'S": Coverage may continue in the Plan for certain Retired Long-Term Employees (also known herein as "RLTE's") and their Dependents. To be eligible for coverage, an RLTE must have been covered as an Employee under the Plan at the time of retirement, must be at least 55 years of age with at least 10 years of service with the Company, must have a minimum annual base salary at date of retirement of $100,000 (to be adjusted annually for cost of living index increases) and must elect coverage at the time of retirement. Notwithstanding this provision, however, eligibility is not automatic and RLTE coverage must be approved by both the chief executive officer of the Affiliate of the Company (or the Company, as applicable) from which the RLTE retired, and then by the Plan Administrator. Any Employee terminated for cause, even if coverage as an RLTE had previously been offered to the Employee, is not eligible to be covered as an RLTE. Furthermore, the Plan Administrator, as with all provisions of this Plan, may elect to change and/or waive the requirements of this paragraph in its sole discretion at any time.

            (a) Coverage for such RLTEs approved for coverage shall begin no earlier than their completion of 18 months of COBRA coverage (or 29 months in the case of a disability). If COBRA coverage terminated for any reason other than the end of the maximum COBRA continuation period, an RLTE shall not be eligible for coverage under this Section.

            (b) RLTEs covered under this provision shall make the applicable contributions in order to obtain and maintain coverage under this Plan. The amount of contributions for coverage shall be set by the Plan Administrator, may be changed from time to time in the sole discretion of the Plan Administrator, and shall be communicated to RLTEs.

            (c) Dependents of RLTEs may also be eligible for coverage hereunder. The Plan Administrator may from time to time establish eligibility requirements for such Dependents, as the Plan Administrator may deem appropriate in its sole discretion.

                  (i) Other than as indicated elsewhere herein, the requirements for coverage of an RLTE's Dependents shall be identical to those for Dependents of Employees.

                  (ii) If, as of the end of the completion of COBRA coverage, an
            RLTE is eligible for Medicare immediately thereafter, coverage shall be eligible to continue for the RLTE's Dependents not so eligible, pursuant to Section 3.2(d)(ii) below.

            (d) Other than for termination or amendment of this Plan, coverage for RLTEs and their Dependents, as applicable, shall end as of the day:

                  (i) An eligible RLTE or Dependent chooses not to be covered by the Plan at any time and communicates such choice to the Plan Administrator either directly or through the Company's Benefits Department;

                  (ii) An eligible RLTE or Dependent turns 65 or otherwise
            becomes eligible for Medicare coverage (however, coverage dropped under this provision shall apply only to the individual who turned 65 or became eligible for Medicare, as applicable, be it the RLTE or a Dependent);

                  (iii) An eligible RLTE or Dependent is dropped from coverage;
            or,

                  (iv) The Eligible RLTE or Dependent fails to make the required contribution for coverage.

      Coverage terminated under this Section 3.2(d) shall not be eligible to be reinstated, except in the sole discretion of the Plan Administrator.

            (e) The coverage stated above in this Section 3.2 shall also be made available to certain retired directors of the Board. To be eligible for coverage as a retired director, the Plan Administrator must approve of this extension of coverage to such person, and the person must have been covered under the Plan as a member of the Board at the time of retirement. Eligibility under this provision will then begin, at the director's election, either at the time of retirement from the Board or upon any expiration or termination of COBRA coverage, with notice of such election provided to the Plan Administrator within 45 days of such event(s). A rejection of coverage as a retired director in order to elect COBRA coverage under the Plan shall not prevent a retired director from being eligible to elect this coverage upon the expiration or termination of COBRA coverage at a later date.

                  (i) As with coverage for RLTE's, eligible Dependents of
            retired directors may also be eligible for coverage hereunder. Other than as indicated elsewhere herein, the requirements for coverage of a retired director's Dependents shall be identical to those for Dependents of Employees.

                  (ii) Other than for termination or amendment of this Plan, coverage for retired directors and their Dependents, as applicable, shall end as of the day:

                        a. An eligible retired director or Dependent chooses not
                  to be covered by the Plan at any time and communicates such choice to the Plan

                  Administrator either directly or through the Company's Benefits Department;

                        b. An eligible retired director reaches the age of 73
                  (however, coverage may continue for Dependents after this event pursuant to Section 3.2(e)(iii) below); or

                        c. The eligible retired director or Dependent fails to
                  make the required contribution for coverage.

                  (iii) If, as of the termination of coverage for a retired
            director, a retired director's then-covered Dependent spouse is not eligible for Medicare immediately thereafter, coverage shall be eligible to be continued for such Dependent spouse and the retired directors' then-covered Dependent children until the earlier to occur of the date of the spouse's Medicare eligibility, the voluntary termination of coverage by the spouse and/or children, as applicable, the date such Dependents would no longer meet the definition of an eligible Dependent under the terms of the Plan or the amendment or termination of the Plan which causes a loss of coverage.

                  (iv) The applicable monthly premium rate for retired directors and their covered Dependents shall be double the applicable COBRA rate charged to COBRA participants for each month of coverage in question.

                  (v) Coverage terminated under this Section 3.2(e) shall not be eligible to be reinstated, except in the sole discretion of the Plan Administrator.

                                   ARTICLE IV
                             CONTINUANCE OF COVERAGE

      4.1 COBRA: For coverage continuation rights of qualified beneficiaries, the Plan shall be operated and administered in compliance with COBRA. All notices required under COBRA shall be provided to Participants pursuant to the procedures outlined therein. Furthermore, a description of a Participant's COBRA rights and responsibilities, as well as a description of the actions a Participant must take to access and exercise those rights and responsibilities, shall be included in the Plan's summary plan description.

      4.2 FMLA LEAVES: Contrary Plan provisions notwithstanding, the Plan shall provide for, to the extent required by the FMLA, continuation and reinstatement of coverage for Participants upon an Employee's FMLA Leave, as long as the Employee complies with the requirements imposed upon him/her under the FMLA as a condition to such rights.

      4.3 USERRA LEAVES: Contrary Plan provisions notwithstanding, the Plan shall provide for, to the extent required by USERRA, continuation of coverage and reinstatement of coverage for Participants upon an Employee's USERRA Leave, as long as the Employee complies with the requirements imposed upon him/her under USERRA.

      4.4 QUALIFIED MEDICAL CHILD SUPPORT ORDERS: Contrary Plan provisions notwithstanding, this Plan shall provide benefits and coverages in accordance with the applicable requirements of a Qualified Medical Child Support Order, or QMCSO, and the Plan Administrator and/or any Insurer, as applicable, shall establish such rules and procedures regarding compliance with such orders, as is required by ERISA.

                                   ARTICLE V
                                    BENEFITS

      5.1 AMOUNT OF BENEFITS: A description of the amount and type of Benefits provided under the Plan shall be provided in the Plan's summary plan description. Benefits offered to each Participant shall depend on the Coverage Option selected by or for that Participant. Furthermore, the Plan's summary plan description shall also include the limitations applicable to the Plan's Benefits, either as to a particular Coverage Option or to the Plan as a whole. There shall be no requirement that the Plan offer all Coverage Options to all Participants.

            (a) For the provision of Benefits hereunder, either wholly or in part, the Plan Administrator, in its sole discretion, shall have the authority to contract with an Insurer, a preferred provider organization
      (PPO), an exclusive provider organization (EPO), a health maintenance organization (HMO), a prescription benefits manager (PBM) and/or any similar association or grouping of health care providers, either organized by an Insurer or any other entity.

            (b) The Plan Administrator and Insurer (and/or the Administrative Services Provider for the applicable Coverage Option, with the approval of the Plan Administrator) may, from time to time, adopt procedures that Participants must follow in order to obtain the maximum available Benefits. Any such requirements shall be set forth in the summary plan description for the Plan or otherwise provided to Participants in compliance with applicable law. Failure to comply with such requirements may result in a reduction of Benefits otherwise payable by the Plan, or in complete disqualification from payment of Benefits otherwise payable by the Plan.

            (c) Benefits provided under a conversion policy are not an obligation of the Plan or the Company. A conversion policy is the result of a direct relationship between an insurance company and an individual. If a conversion policy is made available from an Insurer to a Participant, the Participant, upon election of coverage under such policy, must look to that Insurer for the provision of such benefits.

      5.2 COORDINATION OF BENEFITS: The Plan's summary plan description shall contain procedures for coordination with other medical plans, whether group, individual, state or federal, which also provide medical coverage to a Participant.

            (a) Notwithstanding any provisions of the Plan to the contrary, payment for benefits with respect to a Participant under the Plan will be made in accordance with any assignment of rights made by or on behalf of such Participant or a beneficiary of the Participant as required by a State plan for medical and/or dental assistance approved under title XIX of the Social Security Act pursuant to Section 1912(a)(1)(A) of such Act (as in effect on the date of the enactment of the Omnibus Budget Reconciliation Act of 1993). In enrolling an individual as a Participant or in determining or making any payments for benefits of an individual as a Participant, the fact that the individual is eligible for or is provided medical and/or dental assistance under a State plan for medical and/or dental assistance approved under title XIX of the Social Security Act will not be taken into account.

            (b) To the extent that payment has been made under a State plan for medical and/or dental assistance approved under title XIX of the Social Security Act in any case in which the Plan has a legal liability to make payment for items or services constituting such assistance, payment for benefits under the Plan will be made in accordance with any State law which provides that the State has acquired the rights with respect to a Participant to such payment for such items or services.

      5.3 RIGHT TO RECEIVE AND RELEASE NECESSARY INFORMATION: The Plan, the Plan Administrator, an Insurer, an Administrative Services Provider and/or the Company have the right to obtain, receive and release all information in order to administer the Plan, subject to the "Access to Protected Health Information" Section herein. As a precondition to receiving Benefits, an individual claiming Benefits hereunder is required to furnish to the Plan's designated representative (including, but not limited to, an Insurer) all information such representative(s) may deem necessary, in their discretion, for the proper administration of the Plan, which includes but is not limited to all information about other plans under which the Participant is covered for dental benefits.

      5.4 UNDERPAYMENTS: If payments which should have been made under the provisions of this Plan are made under any other plans, the Plan Administrator has the right to direct the Plan's designated representative to pay over to the organization(s) making such payments the amount which should have been paid under this Plan. The payment shall be considered as Benefits paid under this Plan and shall operate to fully discharge the Plan, the Plan Administrator, an Insurer, an Administrative Services Provider and/or the Company, as applicable, from liability to the extent of such payment.

      5.5 RIGHT OF RECOVERY: If payments have been made by the Plan in excess of the maximum amount payable under the Plan's coordination of benefits and/or subrogation provisions, the Plan's designated representative has the right to recover the excess amount paid on behalf of the Plan. The Plan shall have the right to recover the excess benefit from one or more of the following:

            (a) Participants to, for or with respect to whom such payments were made;

            (b) Any insurance companies;

            (c) Any other group welfare benefit plan(s); or,

            (d) Any other organizations.

      5.6 BENEFITS PAYABLE: Benefits are payable to the Participant whose injury or illness is the basis of claim under the Plan. Whenever a Participant assigns Benefits to a medical provider, payment of Benefits may be made directly to the provider.

            (a) If the Plan Administrator, Insurer or Administrative Services Provider determines that any Participant is legally incapable of giving a valid receipt for any payment due to him/her, and no guardian for this individual has been appointed, such payment may be made to the individual or individuals who, in the judgment of the Plan

      Administrator, Insurer or Administrative Services Provider, as applicable, have assumed the care and principal support of the incapable Participant.

      5.7 PAYMENTS AFTER DEATH OF PARTICIPANT: If a Participant dies before all amounts due and payable to him/her have been paid, such amounts shall be paid or provided to the Participant's Beneficiary(ies) designated under the Centex Corporation Group Life Insurance Plan or, if none is so designated, to the executor of the Participant's estate. Any payment made by the Plan in accordance with these provisions shall fully discharge the Plan, the Company, any Participating Employer, the Plan Administrator and the Administrative Services Provider to the extent of such payment.

                                   ARTICLE VI
                                   SUBROGATION

            The Plan shall be subrogated to all of the claims, demands, recoveries or rights of recovery (collectively referred to herein as "Rights of Recovery") of the Participant against a Third Party to the extent of any and all Benefits paid or payable by the Plan due to any medical condition for which the Participant may have any Rights of Recovery against a Third Party. The Plan shall be subrogated to the Participant's Rights of Recovery regardless of whether Benefits have been paid and regardless of whether the Participant has been made whole.

            In the event any individual receives any recovery, whether by settlement, judgment or otherwise, arising out of an injury, illness, sickness or other condition for which the Participant has, may have, or asserts, any Rights of Recovery against any Third Party, the Plan shall be entitled to immediate and first reimbursement from the proceeds of any such recovery, to the full extent of benefits paid under the Plan, regardless of whether the Participant has been fully compensated or made whole and regardless of the fault or negligence of the Participant.

            The Plan's rights of reimbursement and subrogation shall be from the first monies to be paid to or received by the individual without deductions of any type, including costs, except that attorney's fees incurred and paid by a Participant solely for the purpose of securing a payment from a Third Party with respect to an injury, illness, sickness or other condition may reduce the amount of such payment to which the Plan is entitled; provided, however, that such reduction is negotiated with and agreed to by the Plan Administrator or its appropriate designee.

            As a condition precedent to the payment of benefits under the Plan, the Plan shall require the Participant to execute (or secure the execution of) and deliver such instruments and papers and do whatever else is necessary to execute, protect and secure the Plan's rights. However, the Plan shall have a right to reimbursement and subrogation from a Third Party, including but not limited to the Participant, regardless of whether the Participant executes and delivers such documents, to the extent of payments previously made. The Participant shall do nothing to prejudice the rights of the Plan to such reimbursement and subrogation.

            The Participant must promptly notify the Plan Administrator of the possibility of obtaining a recovery, whether by settlement, judgment, agreement or otherwise, for personal injury for which the Plan has paid or may be responsible for paying for medical care, treatment or services for the Participant. For a Participant's settlement regarding such personal injury to be binding on the Plan, however, the Plan Administrator must give its written consent. The Plan may enforce its subrogation and reimbursement rights by requiring the Participant to assert a claim to any of the foregoing coverages to which he/she may be entitled.

            The Plan shall have a lien on all sums recovered in connection with the loss causing the payment of Benefits to the extent of its own payments. The Plan shall also be entitled to recover from the Participant, or any other beneficiary, any amounts paid which are in excess of amounts actually owed under the terms of the Plan, including the right to deduct the amount of excess payment from any subsequent Benefits. If any person accepts payment from the Plan, that person does so pursuant to the provisions of the Plan.

                                   ARTICLE VII
                                     FUNDING

      7.1 SOURCE OF FUNDING. The Plan Administrator in its sole discretion may adopt a funding mechanism as is necessary to carry out the purposes of that Program, which mechanism may be exclusively through Company contributions, Participant contributions, Policies or any combination thereof. To the extent required by ERISA, a trust account shall be established by the Company to hold Participant contributions which must be held in trust and the Plan Administrator shall carry out all necessary requirements to implement such arrangement.

      7.2 PARTICIPANT CONTRIBUTIONS.

            (a) The amount and frequency of contributions required from a Participant in order to participate in the Plan, if any, shall be determined by the Plan Administrator and shall be communicated to Participants in a manner which complies with applicable law. Further, Participants' contributions shall be subject to change by and in the sole discretion of the Plan Administrator, and Participants shall be advised of any such change in the amount and/or frequency of such contributions as required by applicable law.

            (b) Subject to the terms and conditions set forth in the Centex Corporation Flexible Benefits Plan, current Employees shall be permitted to make their required contributions with respect to coverage hereunder on a pre-tax basis, which shall render such contributions general assets of the Company and not the Plan. A Participant has only an unsecured contract right to receive Benefits (or to have Benefits paid on his behalf) from the Plan.

      7.3 BENEFITS FROM TRUST AND/OR GENERAL ASSETS. Benefits may be paid either from any trust established for that purpose (including any trust which is intended to be a voluntary employees' beneficiary association under Code Section 501(c)(9) (a "VEBA")) or from the general assets of the Company, as determined by the Plan Administrator. Except to the extent the Company procures a Policy for the payment of benefits or establishes a VEBA, all Benefits under this Plan shall be paid from the general assets of the Company. Furthermore, no Company assets shall be required to be segregated for the purpose of providing Benefits under the Plan.

                                  ARTICLE VIII
                                 ADMINISTRATION

      8.1 PLAN ADMINISTRATION: Administration of the Plan shall be subject to
Section VI (Administration of Plan) of the Centex Corporation Group Welfare Benefits Plan, as amended from time to time, as if fully set forth herein. Each Insurer and Administrative Services Provider, with the approval of the Plan Administrator, may also establish rules, procedures and deadlines for the filing of claims under the applicable Coverage Options for which they either provide insurance or administrative services, as applicable, which procedures shall be set forth in the Plan's summary plan description or otherwise communicated to Participants.

      8.2 ADOPTION, AMENDMENT AND TERMINATION: Adoption of the Plan by Affiliates, as well as the procedures for amendment and termination of the Plan shall be subject to Section VII (Adoption, Amendment and Termination of Plan) of the Centex Corporation Group Welfare Benefits Plan, as amended from time to time, as if fully set forth herein.

      8.3 EFFECT OF AMENDMENT OR TERMINATION. If the Plan is amended or terminated, each Participant and their Beneficiaries shall have no further rights hereunder and the Company and Participating Employers shall have no further obligations hereunder, including but not limited to, arranging for the Plan's funding, except as otherwise specifically provided under (a) the amended terms of the Plan; or, (b) the terms of the Plan which existed at the time of termination. However, no amendment or termination shall be made that would diminish any accrued Benefits arising from incurred but unpaid claims of Participants existing prior to the effective date of such amendment or termination.

      8.4 EFFECT OF ORAL STATEMENTS. Any oral representations made by the Company, an Administrative Services Provider, an Insurer, the Plan Administrator or any other individual or entity that alter, modify, amend, or are inconsistent with the written terms of the Plan shall be invalid and unenforceable and may not be relied upon by any Participant, Beneficiary, service provider, or other individual or entity.

                                   ARTICLE IX
                     ACCESS TO PROTECTED HEALTH INFORMATION

            The Plan may disclose protected health information ("PHI"), as that term is defined in HIPAA and its regulations, as amended, to the Company, as the Plan Sponsor of the Plan. The procedures regulating the Company's access to PHI, as well as the responsibilities of the Plan's Privacy Officer shall be subject to Section XII (Access to Protected Health Information) of the Centex Corporation Group Welfare Benefits Plan, as amended from time to time, as if fully set forth herein.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

      10.1 MISCELLANEOUS PROVISIONS: The Plan shall be subject to Section XIII (Miscellaneous Provisions) of the Centex Corporation Group Welfare Benefits Plan, as amended from time to time, as if fully set forth herein.

      10.2 OTHER SALARY-RELATED PLANS: It is intended that any salary-related employee benefit plans that are maintained or sponsored by the Company shall not be affected by this Plan. Any contributions or benefits under such other plans with respect to a Participant shall, to the extent permitted by law and applicable plan documents, be based on the Participant's salary or compensation without regard to any benefits paid or available under this Plan.

      10.3 MEDICAL RESPONSIBILITIES: With regard to the Benefits provided in this Plan, all responsibility for medical decisions with respect to a Participant concerning any treatment, choice of health care provider, drug, service or supply rests exclusively with the Participant and/or the Participant's treating health care provider. Neither any Participating Employer, the Company, the Plan Administrator, an Insurer or any Plan service provider has any responsibility for any such medical decision or for any act of omission of any physician, hospital, pharmacist, nurse, or other provider of medical goods or services, and each of them may rely upon the representations of any physician, hospital, pharmacist, nurse or other provider medical goods or services without any duty to verify independently the truth of such representations.

      10.4 ABUSE OF COVERAGE: In the event that the Plan Administrator makes a good faith determination, in its sole discretion, that evidence exists that a Participant is attempting to abuse Plan coverage or Benefits by attempting or aiding the filing of claims to which a Participant is not entitled, the Plan Administrator may limit or terminate the coverage or Benefits provided to said Participant to the extent necessary, in its discretion, to prevent such abuse. Any such termination or limitation of coverage or Benefits shall be effective at 11:59 p.m. on the date that the Plan Administrator mails or otherwise provides written notice of same to the Participant. Coverage or Benefits limited or terminated pursuant to this section may not be reinstated. Notwithstanding the above, this paragraph, as well as any provision of this Plan, shall not be used in any way to discriminate against any Participant in the valid exercise of his/her rights hereunder, including, but not limited to, the election of coverage and the claiming of Benefits to which the Participant is entitled under the terms of the Plan.

            IN WITNESS WHEREOF, the Company has caused this Plan to be amended and restated effective as of January 1, 2005, by action of the Plan's Plan Administrator.

                                       CENTEX CORPORATION

                                       By ______________________________________
                                          Michael S. Albright
                                          Senior Vice President - Administration

ATTEST:
_____________________________

                                   APPENDIX A
                                COVERAGE OPTIONS

(a)   PPO Coverages

      1)    United HealthCare PPO

      2)    Blue Cross Blue Shield PPO

      3)    HMSA PPO

(b)   HMO Coverage

      1)    Cigna HMO

      2)    Presbyterian Health Plan HMO

      3)    Kaiser Northern CA HMO

      4)    Kaiser Southern CA HMO

      5)    Kaiser HI HMO

(c)   EPO Coverage

      1)    United HealthCare EPO

(d)   Indemnity Coverage

      1)    United HealthCare Traditional Indemnity

(e)   Prescription Drug Program

      1)    Medco Health Solutions

(f)   Vision Discounts